UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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MATRIXONE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MATRIXONE, INC.

210 Littleton Road

Westford, Massachusetts 01886

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The annual meeting of stockholders of MatrixOne, Inc., a Delaware corporation (the “Company”), will be held on Friday, November 7, 2003 at 10:00 A.M. at Testa, Hurwitz & Thibeault, LLP, Conference Center, 20th Floor, High Street Tower, 125 High Street, Boston, Massachusetts 02110, for the following purposes:

1.	To elect two members to the Board of Directors as Class I Directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

2.	To approve and adopt an amendment to the Company’s Amended and Restated 1999 Stock Plan to increase the number of shares of Common Stock that may be issued pursuant to the Amended and Restated 1999 Stock Plan by 2,000,000 shares to 8,000,000 shares of Common Stock in the aggregate.

3.	To approve and adopt an amendment to the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be issued pursuant to the 2000 Employee Stock Purchase Plan by 650,000 shares to 2,000,000 shares of Common Stock in the aggregate.

4.	To ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending July 3, 2004.

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Tuesday, September 9, 2003, the record date fixed by the Board of Directors for such purpose.

By Order of the Board of Directors,

GORDON H. HAYES, JR.

Secretary

October 3, 2003

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.

– OR –

Stockholders may also complete a proxy via the internet or by telephone in accordance with the instructions listed on the proxy card.

MATRIXONE, INC.

210 Littleton Road

Westford, Massachusetts 01886

PROXY STATEMENT

OCTOBER 3, 2003

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of MatrixOne, Inc. (the “Company”) for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Friday, November 7, 2003 at 10:00 A.M., at Testa, Hurwitz & Thibeault, LLP, Conference Center, 20th Floor, High Street Tower, 125 High Street, Boston, Massachusetts 02110.

Only stockholders of record as of the close of business on September 9, 2003 will be entitled to vote at the meeting and any adjournments or postponements thereof. As of that date, 47,977,137 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”) were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised.

An Annual Report to Stockholders, containing financial statements for the fiscal year ended June 28, 2003, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about October 8, 2003.

The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as Director, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The election of Directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter and therefore have the practical effect of a vote against the matter. Broker “non-votes” are not so included and therefore have no effect on the outcome of the matter. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

Each of the persons named as proxies in the proxy is an officer of the Company. All properly executed proxies returned in time to be cast at the meeting will be voted. With respect to the election of Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors in the manner provided on the proxy. The proxies will be voted as stated below and under “Election of Directors.” The stockholders also will act upon a proposal to approve and adopt an amendment to the Company’s Amended and Restated 1999 Stock Plan (the “1999 Stock Plan”), a proposal to approve and adopt an amendment to the Company’s 2000 Employee Stock Purchase Plan (the “2000 ESPP”), and a proposal to ratify the selection of the Company’s independent auditors. Where a choice has been specified on the proxy with respect to these matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 9, 2003, information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each Director, or nominee for Director, of the Company, (iii) each of the executive officers named in the Summary Compensation Table under the caption “Compensation and Other Information Concerning Directors and Officers” below, and (iv) all Directors, nominees for Director and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, to the Company’s knowledge, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them. The address of each of our executive officers and Directors is c/o MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886. As of September 9, 2003, there were 47,977,137 shares of Common Stock outstanding.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Common Stock	Options (1)	Total	Percent of Class

5% Owners
T. Rowe Price Associates, Inc. (2) 100 East Pratt Street Baltimore, Maryland 21202	5,980,100	—	5,980,100	12.5%

Capital Group International, Inc. and Capital Guardian Trust Company (3) 11100 Santa Monica Blvd. Los Angeles, California 90025	5,682,600	—	5,682,600	11.8

Chilton Investment Company, Inc. (4) 1266 East Main Street, 7th Floor Stamford, Connecticut 06902	2,885,319	—	2,885,319	6.0

Executive Officers and Directors
Mark F. O’Connell (5)	441,811	1,699,376	2,141,187	4.3
Maurice L. Castonguay	228,750	247,186	475,936	1.0
John C. Fleming	—	46,874	46,874	*
Michael Segal (6)	327,664	299,122	626,786	1.3
Sam Zawaideh	45,788	105,623	151,411	*
Gregory R. Beecher	—	—	—	*
W. Patrick Decker	5,000	66,562	71,562	*
Daniel J. Holland (7)	53,400	47,500	100,900	*
James F. Morgan	480,068	47,500	527,568	1.1
Charles R. Stuckey, Jr. (8)	40,000	90,000	130,000	*
All executive officers, Directors and nominees for Director as a group (13 persons) (9)	1,917,423	3,008,413	4,925,836	9.7%

*	Represents beneficial ownership of less than one percent of Common Stock.

(1)	Includes all options that are currently exercisable or will become exercisable within 60 days from September 9, 2003 by the beneficial owner.
(2)	Information obtained from T. Rowe Price Associates, Inc.’s Amendment No. 3 to Schedule 13-G filed with the Securities and Exchange Commission on February 14, 2003. T. Rowe Price Associates, Inc. is the sole beneficial owner of 5,980,100 shares of Common Stock, of which it has sole voting power as to 1,090,200 shares, no shared voting power, sole dispositive power as to 5,980,100 shares, and no shared dispositive power.

(3)	Information obtained from Capital Group International, Inc. and Capital Guardian Trust Company’s Schedule 13-G filed with the Securities and Exchange Commission on July 10, 2003. Capital Guardian Trust Company is the beneficial owner of 5,682,600 shares of Common Stock, of which it has sole voting power as to 4,062,400 shares, no shared voting power, sole dispositive power as to 5,682,600 shares, and no shared dispositive power. Capital Group International, Inc. is the parent holding company of Capital Guardian Trust Company and may be deemed the beneficial owner of the shares beneficially owned by Capital Guardian Trust Company. As such, Capital Group International, Inc. is the beneficial owner of 5,682,600 shares of Common Stock, of which it has sole voting power as to 4,062,400 shares, no shared voting power, sole dispositive power as to 5,682,600 shares, and no shared dispositive power.
(4)	Information obtained from Chilton Investment Company, Inc.’s Schedule 13-G filed with the Securities and Exchange Commission on April 24, 2003. Chilton Investment Company, Inc. is the beneficial owner of 2,885,319 shares of Common Stock, of which it has sole voting power as to 2,885,319 shares, no shared voting power, sole dispositive power as to 2,885,319 shares, and no shared dispositive power.
(5)	Includes options to purchase 18,081 shares of Common Stock held of record by Debra A. O’Connell, Mr. O’Connell’s wife, options to purchase 129,419 shares of Common Stock held of record by Gordon H. Hayes, Jr., Trustee of the Mark F. O’Connell Irrevocable Trust — 1999 for the benefit of Mr. O’Connell’s children, and options to purchase 129,419 shares of Common Stock held of record by Gordon H. Hayes, Jr., Trustee of the Debra A. O’Connell Irrevocable Trust — 1999 for the benefit of Mr. O’Connell’s children. Mr. O’Connell disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(6)	Includes 24,000 shares of Common Stock and options to purchase 12,600 shares of Common Stock held of record by Lee E. Fogarty, Trustee of the Michael Segal and Kathleen A. Brown Irrevocable Trust — 1999 for the benefit of Mr. Segal’s children, and 9,750 shares of Common Stock and options to purchase 5,400 shares of Common Stock held of record by Kathleen A. Brown, Mr. Segal’s wife, Trustee of The Segal/Brown Irrevocable Trust — 1999. Mr. Segal disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(7)	Includes 400 shares of Common Stock owed by Patricia Holland, Mr. Holland’s wife. Mr. Holland disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(8)	Includes 40,000 shares of Common Stock held of record by Charles R. Stuckey and Marilyn Y. Stuckey, Trustees of the Charles R. Stuckey Revocable Trust.
(9)	See Notes 5, 6, 7 and 8.

ELECTION OF DIRECTORS

In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Company’s Board of Directors is divided into three classes. Each class serves a three-year term, with the terms of office of the respective classes expiring in successive years. Each Class I Director is serving a term that will expire at the Annual Meeting to be held on November 7, 2003. Each Class II Director is serving a term that will expire at the annual meeting of stockholders to be held in 2004. Each Class III Director is serving a term that will expire at the annual meeting of stockholders to be held in 2005. All Directors will hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Prior to the Annual Meeting, W. Patrick Decker and James F. Morgan were the Class I Directors; Gregory R. Beecher and Daniel J. Holland were the Class II Directors; and Mark F. O’Connell and Charles R. Stuckey, Jr. were the Class III Directors.

The Board of Directors has nominated and recommends that each of W. Patrick Decker and James F. Morgan, who are currently serving as Class I Directors, be elected a Class I Director, to hold office until the annual meeting of stockholders to be held in 2006 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Each of Messrs. Decker and Morgan has indicated his willingness to serve, if elected; however if either or both of Messrs. Decker and Morgan should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors or for fixing the number of Directors at a lesser number. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for a nominee will be voted FOR the election of that nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.

Information regarding the nominees for Director and further information with respect to the Board of Directors is set forth below.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions held with the Company of the nominees to be elected as Class I Directors at the Annual Meeting, the current Directors who will continue to serve as Directors beyond the Annual Meeting, and the executive officers of the Company.

Name	Age	Position
Mark F. O’Connell (1)	48	Chief Executive Officer, President and Director
Maurice L. Castonguay	52	Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer
John C. Fleming	49	Senior Vice President of Worldwide Marketing
Janet I. Heppner-Jones	44	Senior Vice President of Worldwide Field Operations
David W. McNelis	44	Vice President of Engineering
Michael Segal	50	Senior Vice President of Customer Success
Jane E. Seitz	52	Senior Vice President of Human Resources
Sam Zawaideh	39	Vice President of Products and Solutions
Gregory R. Beecher (2)	46	Director
W. Patrick Decker (2)(3)(4)(5)	55	Director
Daniel J. Holland (2)(3)(4)	67	Director
James F. Morgan (5)	66	Director
Charles R. Stuckey, Jr. (2)(3)(4)	61	Director

(1)	Member of Option Committee.
(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.
(4)	Member of Corporate Governance Committee.
(5)	Member of Nominating Committee.

Nominees for Election at the Annual Meeting

W. Patrick Decker has served as a Director of the Company since May 2001. Mr. Decker has been a member of the board of Kronos Incorporated, a developer of frontline labor management software solutions, since October 1996. Mr. Decker served as that company’s president and chief operating officer from October 1996 to April 2002. Until October 1996, Mr. Decker served as vice president, worldwide operations, for Kronos and before that as vice president of marketing, sales and service for Kronos. Prior to joining Kronos, Mr. Decker served in management positions with IBM Corporation, Centronics Incorporated, Data General Corporation and Commodore Business Machines.

James F. Morgan has served as a Director of the Company since June 1984 and served as Corporate Advisor from July 1997 to March 2000. Mr. Morgan was the Chairman and Chief Executive Officer of Adra Systems from October 1996 to July 1997. Prior to joining the Company, Mr. Morgan served as a general partner of Morgan, Holland Fund, a venture capital fund organized in 1981, and as a general partner of Morgan, Holland Fund II, a venture capital fund organized in 1988. Since October 1997, Mr. Morgan has been president of the International Federation for Family Development.

Directors Whose Term Extends Beyond the Annual Meeting

Gregory R. Beecher has served as a Director of the Company since September 2003. Mr. Beecher has served as the vice president and chief financial officer of Teradyne, Inc., a leading supplier of automated test equipment, since March 2001. Mr. Beecher was also appointed Treasurer of Teradyne in February 2003. Prior to joining Teradyne, Mr. Beecher was an audit partner at PricewaterhouseCoopers LLP, a public accounting firm, from September 1993 to March 2001. Mr. Beecher is a certified public accountant.

Daniel J. Holland has served as a Director of the Company since September 1996. Mr. Holland is a senior advisor and partner of Flagship Ventures, a successor to OneLiberty Ventures, a venture capital firm he cofounded in 1995. Previously, Mr. Holland was president of Morgan, Holland Ventures, a venture capital firm he cofounded in 1982. Mr. Holland also serves as the managing general partner of Morgan, Holland Fund. Mr. Holland serves as a director of Vista Medical Technologies, Inc., a developer and manufacturer of three-dimensional visualization systems.

Mark F. O’Connell has served as President since September 1996 and as Chief Executive Officer and Director since July 1997. From March 1995 to September 1996, Mr. O’Connell was Vice President of Marketing. Prior to joining the Company, Mr. O’Connell held a number of management positions in finance and marketing at Digital Equipment Corp., a supplier of networked computer systems, software and services. These positions included director of software product marketing from January 1994 to March 1995, director of corporate product marketing communications from February 1993 to January 1994, director of workstations and server marketing from May 1991 to February 1993, and group manager of marketing and sales programs for the UNIX software and systems business from January 1990 to May 1991.

Charles R. Stuckey, Jr. has served as a Director of the Company since October 1998. Mr. Stuckey held the position of chairman of the board of RSA Security, Inc., formerly Security Dynamics Technologies, Inc., an e-security company in the user authentication systems and encryption technology field, from June 1996 through June 2003 and served as RSA Security’s chief executive officer from March 1987 until January 2000. Mr. Stuckey remains a Director of RSA Security. Prior to RSA Security, Mr. Stuckey held various management positions in Control Data Corporation (1973 to 1986) and IBM Corporation (1966 to 1972). Mr. Stuckey also serves as a director of the Massachusetts Telecommunications Council, TimeTrade Systems, Inc., Adesso Systems, Inc. and is on the Foundation Board of Trustees for Ohio University.

Executive Officers

Maurice L. Castonguay has served as Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer since October 2001. Previously, Mr. Castonguay served as Chief Financial Officer, Vice President of Finance and Administration and Treasurer from January 1999 to October 2001. Prior to joining the Company, from August 1997 to December 1998, Mr. Castonguay was vice president of finance and chief financial officer of Stratus Computer, Inc., a supplier of fault tolerant computer platforms, applications and services. Since February 1997, Mr. Castonguay has also served as a director of Media 100, Inc., a supplier of digital media products, and is the current chairperson of the Audit Committee of Media 100’s Board of Directors. Mr. Castonguay is a certified public accountant.

John C. Fleming has served as Senior Vice President of Worldwide Marketing since July 2002. From February 2000 to June 2002, Mr. Fleming was the chief executive officer of Workplace, Ltd, a collaborative software applications company. From May 1996 to January 2000, Mr. Fleming was the vice president of marketing for Netcentric, Inc., a telecommunications software company.

Janet I. Heppner-Jones has served as Senior Vice President of Worldwide Field Operations since April 2003. Prior to joining the Company, Ms. Heppner-Jones was an executive advisor for GridNode, Inc., a provider of extended enterprise businessware, from January 2003 to April 2003. Ms. Heppner-Jones was also the president and chief executive officer of Convey Software Inc., a content management software company, from December 2000 to December 2002 and was the senior vice president and general manager at SAP America, Inc., an enterprise software development firm, from October 1996 to December 2000.

David W. McNelis has served as Vice President of Engineering since January 1996. From October 1992 to January 1996, Mr. McNelis served as the Director of Engineering for Adra Systems. Prior to joining the Company, Mr. McNelis spent nine years with Sikorsky Aircraft as the senior architect of the Igor information management system.

Michael Segal has served as Senior Vice President of Customer Success since August 2000. Mr. Segal served as Vice President of Customer Success from August 1998 to August 2000. From December 1995 to August 1998, Mr. Segal was Vice President and General Manager–Matrix. From 1988 to December 1995, Mr. Segal was Vice President of Customer Services for Adra Systems, with responsibility for all customer service operations and technical support. Prior to joining the Company, Mr. Segal spent 11 years with Applicon Inc., a CAD/CAM vendor, where he held management positions in manufacturing, quality assurance and customer service.

Jane E. Seitz has served as Senior Vice President of Human Resources since October 2001. Previously, Ms. Seitz served as Vice President of Human Resources from July 1999 to October 2001. Prior to joining the Company, Ms. Seitz was an interim executive from May 1996 to July 1999 serving at several start-up companies in the high technology and healthcare industries. From May 1991 to April 1996, Ms. Seitz was senior vice president of human resources, corporate services and legal administration at the Bank of Ireland First Holdings, Inc.

Sam Zawaideh has served as Vice President of Products and Solutions since January 2002. Prior to that, from April 2000 to January 2002, Mr. Zawaideh served as Vice President of MatrixOne’s Exchange Business. From September 1996 to April 2000, Mr. Zawaideh served as Vice President of Global Services and from July 1995 to September 1996, Mr. Zawaideh was the Director of Professional Services at Adra Systems.

Executive officers are elected to serve at the discretion of the Board of Directors. There are no family relationships among any of the Directors and executive officers of the Company.

Board Committees and Meetings

The Company has standing Audit, Compensation, Corporate Governance, Nominating and Option Committees. The Board of Directors of the Company held twelve meetings during the fiscal year ended June 28, 2003.

The Audit Committee, of which Messrs. Beecher, Decker, Holland and Stuckey are members, oversees financial results and internal controls of the Company and is directly responsible for the appointment, compensation (including engagement fees for audit related and non-audit related services), retention and oversight of the Company’s independent auditors. In addition, the Audit Committee resolves any disagreements between management and the Company’s independent auditors regarding financial reporting and is responsible for pre-approving services of the Company’s independent auditors. The Audit Committee held seven meetings during fiscal 2003.

The Compensation Committee, of which Messrs. Decker, Holland and Stuckey are members, determines the compensation of the Company’s senior management and administers and makes recommendations and awards concerning the Company’s stock option plans. The Compensation Committee held seven meetings in fiscal 2003.

The Corporate Governance Committee, of which Messrs. Decker, Holland and Stuckey are members, establishes, implements and monitors the Company’s policies regarding corporate governance. The Corporate Governance Committee was formed in fiscal 2003 and held no meetings in fiscal 2003. The Corporate Governance Committee held its first meeting on July 29, 2003.

The Nominating Committee, of which Messrs. Decker and Morgan are members, reviews and makes recommendations to the Board of Directors regarding the composition and structure of the Board of Directors. The Nominating Committee held no formal meetings in fiscal 2003, however members of the Nominating Committee met and reviewed potential candidates for membership on the Board of Directors and recommended certain candidates for consideration by the Board of Directors. The Nominating Committee will review all stockholder proposals submitted to the Company relating to the nomination of a member of the Board of

Directors and will recommend to the Board of Directors appropriate action with respect to each such proposal. Such proposals must be sent to the Company’s principal executive offices by Certified Mail – Return Receipt Requested to the attention of: Nominating Committee, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886.

The Option Committee, of which Mr. O’Connell is the sole member, makes awards to employees of the Company below the level of executive officer pursuant to the Company’s stock option plans, within parameters set by the Board of Directors. The Option Committee held no meetings in fiscal 2003 and conducted all of its business by written consent.

During fiscal 2003, no incumbent Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he served as a Director) and (ii) the total number of meetings held by all Committees of the Board of Directors on which he served (during the period that he served on any such Committees).

COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

The following table shows compensation information with respect to services rendered to the Company in all capacities during the fiscal years ended June 28, 2003, June 29, 2002, and June 30, 2001 for (i) the individual who served as the Chief Executive Officer for the fiscal year ended June 28, 2003 and (ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended June 28, 2003 (collectively with the Chief Executive Officer, the “Named Officers”):

Summary Compensation Table

		Annual Compensation (1)		Long-Term Compensation Awards (2)
Name and Principal Position	Fiscal Year	Salary	Bonus and Commissions	Securities Underlying Options	All Other Compensation

Mark F. O’Connell Chief Executive Officer, President and Director	2003 2002 2001	$325,000 325,000 300,577	$31,703 53,750 230,450	200,000 200,000 218,250	$22,778 12,017 17,146	(3) (3) (3)

Maurice L. Castonguay Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer	2003 2002 2001	235,000 201,782 186,689	— 29,067 36,061	30,000 45,000 25,000	3,762 1,841 1,005	(3) (3) (3)

John C. Fleming (4) Senior Vice President of Worldwide Marketing	2003 2002 2001	195,000 — —	— — —	150,000 — —	1,650 — —	(3)

Michael Segal Senior Vice President of Customer Success	2003 2002 2001	222,585 213,000 201,282	35,162 62,096 80,000	50,000 125,000 75,000	9,120 11,787 10,985	(3) (3) (3)

Sam Zawaideh Vice President of Products and Solutions	2003 2002 2001	203,300 179,646 140,898	— 58,436 55,593	35,000 45,000 40,000	6,798 5,604 7,839	(3) (5) (3)

(1)	Excludes perquisites and other personal benefits, if any, the aggregate amount of which for each officer was less than the lesser of $50,000 or 10% of the total of annual salary, commission and bonus reported.
(2)	The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during fiscal 2003, 2002 or 2001.
(3)	Represents medical reimbursements.
(4)	Mr. Fleming joined the Company on July 1, 2002.
(5)	Consists of $2,250 for an automobile allowance and $3,354 for medical reimbursements.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information concerning the stock option grants made to each of the Named Officers in fiscal 2003. The exercise price per share of each option was equal to the fair market value of the Common Stock on the grant date as determined by the Board of Directors of the Company, and the options become exercisable at the rate of 6.25% of the total option grant at the end of each 3-month period from the date the option begins to vest. The Company did not grant any stock appreciation rights in fiscal 2003. The potential realizable value represents amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers are calculated based on the requirements of the Securities and Exchange Commission (the “Commission”) and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. There can be no assurance that the rates of appreciation assumed in the table can be achieved or that the amounts reflected will be received by the Named Officers.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date

Name					5%	10%
Mark F. O’Connell	200,000	9.09%	$7.00	07/30/12	$880,452	$2,231,239
Maurice L. Castonguay	30,000	1.36	7.00	07/30/12	132,068	334,686
John C. Fleming	150,000	6.82	5.30	07/01/12	499,971	1,267,025
Michael Segal	50,000	2.27	7.00	07/30/12	220,113	557,810
Sam Zawaideh	35,000	1.59	7.00	07/30/12	154,079	390,467

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding stock option exercises in the last fiscal year and exercisable and unexercisable stock options held as of June 28, 2003 by each of the Named Officers. Amounts described in the following table under the heading “Value Realized” were calculated based on the difference between (i) the fair market value, which is deemed to be the closing price of the Common Stock on the date of exercise or, if sold on that date, the actual sale price, and (ii) the exercise price of the options, in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended, and do not necessarily reflect amounts received by the Named Officers. Amounts described in the following table under the heading “Value of Unexercised In-the-Money Options at Year End” are based upon the fair market value of the Common Stock as of June 28, 2003, which was $5.30 per share as quoted on the Nasdaq National Market, less the applicable exercise price, multiplied by the number of shares underlying the options.

Aggregated Option Exercises in Last Fiscal Year and Option Values at June 28, 2003

	Shares Acquired on Exercise	Value Realized	Number of Shares of Common Stock Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark F. O’Connell	—	—	1,625,891	353,048	$6,466,177	$41,246
Maurice L. Castonguay	—	—	232,498	68,725	686,475	—
John C. Fleming	—	—	28,124	121,876	—	—
Michael Segal	—	—	269,746	137,190	733,335	11,786
Sam Zawaideh	—	—	112,936	78,628	148,950	18,855

Employment Agreements and Change in Control Arrangements

On January 11, 1999, the Company entered into an employment arrangement with Maurice L. Castonguay, its Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer. The arrangement provides that, in the event of a change of control of the Company, all of Mr. Castonguay’s unvested options will be accelerated and become fully vested. The arrangement also provides Mr. Castonguay with a one-year severance package equal to his base salary plus bonus and all customary executive benefits in the event of a change of control of, or if he terminates his employment for good reason within 18 months of a change of control of, the Company.

On November 1, 2000, the Company entered into an employment agreement (the “Agreement”) with Mark F. O’Connell, its Chief Executive Officer and President. His salary will be as set and adjusted by the Board of Directors from time to time, but not less than $300,000 per year. He is eligible for an annual bonus of up to $220,000, based on the Board’s determination as to his satisfaction of certain goals and objectives set by the Board, and the Board may adjust the bonus ceiling from time to time. The Agreement has an initial term of two years and automatically renews thereafter for successive one year terms, unless notice is given at least 90 days prior to expiration of the then current term. If Mr. O’Connell’s employment is terminated by the Company without cause (as defined in the Agreement), or by Mr. O’Connell for good reason (as defined in the Agreement), he will receive 12 months’ salary continuation and payment of certain medical insurance costs for up to 12 months or until he has begun new employment. In the event that Mr. O’Connell is terminated without cause because of and within one year after a change of control (as defined in the Agreement), or if he is not offered a comparable position in the surviving company after a change of control, he will receive the salary continuation and medical insurance payments described in the preceding sentence for an 18-month period. In the event that Mr. O’Connell becomes disabled, his employment will terminate and he will receive a payment equal to 12 months’ salary, less any payments he receives from the Company’s health and disability insurance programs.

On June 21, 2002, the Company entered into an employment arrangement with John C. Fleming, its Senior Vice President of Worldwide Marketing. In the event that Mr. Fleming’s employment is terminated for any reason other than cause, the arrangement provides that Mr. Fleming will receive six months of severance based on his then target earnings and a continuation of medical and dental coverage during such six month period.

On April 15, 2003, the Company entered into an employment arrangement with Janet I. Heppner-Jones, its Senior Vice President of Worldwide Field Operations. In the event that Ms. Heppner-Jones’ employment is terminated by the Company for any reason, the arrangement provides that Ms. Heppner-Jones will receive six months of severance based on her then target earnings.

The former standard option agreements under the Company’s Amended and Restated 1987 Stock Option Plan (the “1987 Stock Plan”) and the Third Amended and Restated 1996 Stock Plan (the “1996 Stock Plan”) provide that if the Board of Directors approves a change in control transaction, as long as such transaction occurs while the employee is still employed by the Company, then all unvested options of the employee shall be accelerated. After acceleration, the employee may then exercise their options in full. These former standard option agreements further provide that if any exercise of accelerated options or the acceleration of the vesting of any options would result in an excess parachute payment under Section 280G(b) of the Internal Revenue Code of 1986, as amended (the “Code”), then the exercise or vesting of that portion of the options, or any acceleration thereof, resulting in the excess payment shall not be allowed or shall not occur. For all options granted after July 31, 2001, the Compensation Committee has changed the option agreements under the 1996 Stock Plan to provide for the acceleration of unvested awards by a period of 24 months upon a change in control. The 1999 Stock Plan provides for the acceleration of unvested awards by a period of 24 months upon the consummation of an acquisition. In addition to or in lieu of the foregoing, with respect to outstanding options only, the Board of Directors may, upon written notice to the affected optionee’s, provide that any outstanding options shall become immediately exercisable in full. The 1999 Stock Plan and the standard option agreement under the 1996 Stock Plan further provide that if any exercise of accelerated options or the acceleration of the vesting of any options would result in an excess parachute payment under Section 280G(b) of the Code, then the exercise or vesting of that portion of the options, or any acceleration thereof, resulting in the excess payment shall not be allowed or shall not occur, subject to certain circumstances.

Stock Performance Graph

The following graph compares the percentage change in the cumulative total stockholder return on the Common Stock for each of the Company’s fiscal quarters during the period from the Company’s initial public offering on February 29, 2000 through June 28, 2003 with the cumulative total return for the Nasdaq Composite Stock Market Index and the Nasdaq Computer & Data Processing Index. The comparison assumes $100 was invested on March 1, 2000, the date the Common Stock began publicly trading, in the Common Stock (Nasdaq: MONE) and in each of the foregoing indices and assumes reinvestment of dividends, if any. The March 1, 2000 stock price for the Common Stock is based on the initial public offering price of $25.00 per share.

COMPARISON OF CUMULATIVE TOTAL RETURN (1)(2)

Date	MatrixOne’s Common Stock	Nasdaq Computer & Data Processing Index	Nasdaq Composite Stock Market Index
03/01/00	$100.00	$100.00	$100.00
04/01/00	159.75	96.79	98.83
07/01/00	162.50	80.86	85.01
09/30/00	160.00	77.60	78.44
12/30/00	72.75	46.96	52.71
03/31/01	68.25	33.83	39.74
06/30/01	92.76	43.97	46.58
09/29/01	21.76	26.78	32.35
12/29/01	52.00	36.71	42.16
03/30/02	35.68	33.35	39.96
06/29/02	24.04	26.32	32.05
09/28/02	16.60	20.29	25.71
12/28/02	16.08	24.67	29.36
03/29/03	12.32	23.86	29.51
06/28/03	21.20	27.50	35.74

(1)

Prior to March 1, 2000, the Company’s Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not “soliciting material,” is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Inc. (www.mgfs.com), a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Compensation Committee Report on Executive Compensation

The Compensation Committee, which is comprised of three non-employee Directors, determines the compensation of the Company’s senior management and administers and makes recommendations and awards under the Company’s stock option plans.

The Company’s executive compensation policies are designed to promote the following objectives:

•	to enhance profitability of the Company and increase stockholder value;

•	to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executives;

•	to recognize individual initiative and achievement; and

•	to align the interests of the Company’s management with those of stockholders.

The Company’s executive compensation program for fiscal 2003 consisted of the following elements: (i) base salary; (ii) incentive compensation in the form of annual cash bonuses; and (iii) long-term incentive compensation in the form of incentive and non-qualified stock options. All of these elements are administered by the Compensation Committee. Executive officers are also eligible to participate in certain benefit programs that are generally available to all employees of the Company, including life insurance and other employee benefits and a 401(k) retirement savings plan. In all cases, the Compensation Committee’s decisions involving executive officer compensation are ultimately based on the Compensation Committee’s judgment regarding the best interests of the Company and its stockholders.

Base Salary

Base salary compensation levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally determined by evaluating: (i) the experience of and the responsibilities held (or to be held) by the individual; (ii) the Company’s past financial performance and future expectations; and (iii) individual performance. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon consideration of all of these factors, as well as the progress made with respect to the Company’s long-term goals and strategies. The Compensation Committee also considers generally available information regarding salaries paid to executive officers with comparable qualifications, experience and responsibilities at companies in the same or similar business. Base salary levels for each of the Company’s executive officers, other than the Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer. With respect to executive officers who first join the Company during a fiscal year, special consideration is given to each officer’s compensation package at his or her prior place of employment.

Annual Incentive Compensation

Each executive officer, including the Chief Executive Officer, is entitled to receive annual incentive compensation in the form of cash bonuses based on the achievement by the Company of predetermined revenue and earnings objectives, as well as the performance of the individual executive officer. Cash bonuses are intended to constitute a significant portion of an executive officer’s incentive and total compensation package. Cash bonuses for each of the Company’s executive officers, other than the Company’s Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer.

Long-Term Incentive Compensation

Long-term incentive compensation, in the form of stock options, provides a stock-based incentive to improve the Company’s financial performance by allowing the executive officers to share in any appreciation in the value of the Company’s Common Stock. Accordingly, the Compensation Committee believes that stock option participation aligns the interests of executive officers with those of the Company’s stockholders by encouraging executive officers to maximize the value of the Company. Stock options also assist in the recruitment, motivation and retention of key professional and managerial personnel. Stock options are granted to executive officers from time to time based primarily upon the individual’s actual and/or potential contributions to the Company, competitive market practices, and the Company’s financial performance. When establishing stock option grant levels for executive officers, the Compensation Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current market value of the Common Stock. Stock options granted under the Company’s various stock option plans have an exercise price equal to the fair market value of the Common Stock on the date of grant.

Compensation of the Chief Executive Officer

Mr. O’Connell is the Chief Executive Officer, President and a Director of the Company. His fiscal 2003 performance was evaluated on the basis of the factors described above applicable to executive officers generally. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect the Company’s financial performance, the continued introduction and commercialization of new products, and progress toward achieving business goals, as well as the achievement by Mr. O’Connell of other non-financial goals.

Deductibility of Executive Compensation Expenses

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully submitted by the Compensation Committee:

W. Patrick Decker

Daniel J. Holland

Charles R. Stuckey, Jr.

Compensation of Directors

Non-employee Directors are reimbursed for their reasonable travel expenses incurred in attending meetings of the Board of Directors. Non-employee Directors receive cash compensation of $6,250 per quarter for services provided as Directors. In addition, each non-employee Director that is the chairperson of the Audit, Compensation, Corporate Governance or Nominating Committee of the Board of Directors receives cash compensation of $2,500, $1,250, $1,250 and $1,250, respectively, per quarter for services provided as the chairperson of such committee. Also, each non-employee Director that is a member and attends meetings of the Board of Directors, Audit, Compensation, Corporate Governance or Nominating Committee generally receives cash compensation of $2,500, $2,500, $2,000, $2,000 and $2,000, respectively, per meeting, if such meeting takes place on a day other than a day on which a regularly scheduled quarterly meeting of the Board of Directors takes place, such meeting lasts one hour or more, and certain other conditions are satisfied. Mr. Decker, the sole member of an ad hoc special committee of the Board of Directors charged with evaluating settlement offers in connection with litigation surrounding the Company’s initial public offering, was paid a one-time fee of $5,000 for his on-going contribution to the work of such committee. Directors are also eligible to participate in the 1996 Stock Plan and the 1999 Stock Plan. Directors who are officers or employees of the Company do not receive any additional compensation for their services as Directors.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or the compensation committee of any other company, nor has any interlocking relationship existed in the past.

Audit Committee Report

The Audit Committee, of which Messrs. Beecher, Decker, Holland and Stuckey are members, reviews with the Company’s independent auditors the scope and timing of their audit services and any other services they are asked to perform, the auditor’s report to the Audit Committee on the Company’s critical accounting policies and practices (including material alternative treatments of financial information and material written communications between management and the Company’s independent auditors), the auditor’s report on the Company’s consolidated financial statements following completion of their audit, and the Company’s policies and procedures with respect to accounting and financial controls. The Audit Committee held seven meetings during fiscal 2003. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix A to this proxy statement. Messrs. Beecher, Decker, Holland and Stuckey are independent directors under Rule 4200(a)(15) of the National Association of Security Dealers, Inc. (“NASD”) listing standards.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal 2003 with management and has discussed with Ernst & Young LLP, among other things, the methods used to account for significant unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating sensitive accounting estimates and other matters required under SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented. In addition, the Audit Committee has received written disclosures and a letter from Ernst & Young LLP regarding their independence as auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Ernst & Young LLP the status of their independence.

Based upon this review of the above-mentioned matters, the Audit Committee has recommended to the Board of Directors that the audited annual financial statements of the Company for fiscal 2003 be included in the Company’s Annual Report on Form 10-K for fiscal 2003.

Respectfully submitted by the Audit Committee:

Gregory R. Beecher

W. Patrick Decker

Daniel J. Holland

Charles R. Stuckey, Jr.

Certain Relationships and Related Transactions

The following table sets forth information regarding a certain term promissory note entered into between the Company and Mark F. O’Connell, the Company’s Chief Executive Officer, President and a Director, which was used to pay taxes due on exercises of options to purchase shares of the Company’s Common Stock. The largest aggregate amount outstanding under this note since the beginning of fiscal 2003 was $114,486, excluding accrued interest. Mr. O’Connell had pledged personal assets to secure such note. The note was paid in full on September 9, 2002.

Summary Term Promissory Notes as of September 9, 2003

Name and Principal Position	Date of Promissory Note	Principal	Pledged Assets	Interest Rate	Due Date	Date Repaid	Principal Outstanding at 09/09/03
Mark F. O’Connell Chief Executive Officer, President and Director	01/28/02	$114,486	Personal Assets	4.75%	12/15/02	09/09/02	$—

The Company believes that the transaction set forth above was made on terms no less favorable to it than would have been obtained from unaffiliated third parties. The Company has adopted a policy whereby all future transactions between it and any of its officers, Directors and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of its Board of Directors.

PROPOSAL TO APPROVE

AMENDMENT TO 1999 STOCK PLAN

The 1999 Stock Plan was adopted by the Company’s Board of Directors on January 20, 2000, approved by the stockholders on January 20, 2000 and approved, adopted and ratified by the stockholders on November 6, 2000. The 1999 Stock Plan was further amended by the stockholders on November 9, 2001, by the Board of Directors on January 21, 2002, and by the stockholders again on November 8, 2002. On September 11, 2003, the Board of Directors approved an amendment to the 1999 Stock Plan (the “1999 Stock Plan Amendment”), subject to stockholder approval and adoption, to increase the number of shares of Common Stock that may be issued pursuant to the 1999 Stock Plan by 2,000,000 shares to 8,000,000 shares of Common Stock in the aggregate, which 1999 Stock Plan Amendment is attached to this proxy statement as Appendix B. Stockholder approval of the 1999 Stock Plan Amendment is required by the terms of the 1999 Stock Plan.

On September 8, 2003, in connection with the Company’s voluntary stock option exchange program approved by the Board (the “offer to exchange”), new replacement options to purchase an aggregate of 1,215,605 shares of Common Stock were issued to those employees that participated in the program. As of September 9, 2003, options to purchase an aggregate of 10,483,834 shares of Common Stock were outstanding under the 1987 Stock Plan, 1996 Stock Plan and 1999 Stock Plan, of which options to purchase an aggregate of 6,017,614 shares had an exercise price greater than $5.90 per share, the last sale price of the Common Stock as quoted on the Nasdaq National Market on such date (the “Underwater Options”). There were 1,012,893 shares available for future grant under such plans. The Board of Directors has resolved not to grant additional options under the 1987 Stock Plan. There are 475,188 shares available for grant under the 1996 Stock Plan and 537,705 shares available for grant under the 1999 Stock Plan. If the stockholders approve and adopt the 1999 Stock Plan Amendment, approximately 2,537,705 shares will be available for future grant under the 1999 Stock Plan.

As of September 9, 2003, Underwater Options constituted 57% of outstanding options to purchase shares of Common Stock under the 1987 Stock Plan, the 1996 Stock Plan and the 1999 Stock Plan. The Board of Directors believes that in order to attract and retain qualified employees, it is necessary to continue to grant options to such employees. The Board of Directors believes that the current remaining shares available for future grants under the 1996 Stock Plan and the 1999 Stock Plan are insufficient for this purpose.

The material features of the 1999 Stock Plan are outlined below.

The Company intends the 1999 Stock Plan to provide incentives to all of its officers, employees and Directors, and to its consultants and advisors, by providing them with opportunities to participate in the ownership of the Company through the following:

•	the grant of options that qualify as incentive stock options under Section 422(b) of the Code;
•	the grant of options that do not qualify as incentive stock options;
•	awards of stock; and
•	opportunities to make direct purchases of stock.

Both incentive stock options and non-qualified options are referred to hereafter individually as an “Option” and collectively as “Options.” Options, awards of stock and authorizations to make purchases of stock are referred to hereafter individually as a “Stock Right” and collectively as “Stock Rights.” On January 21, 2002, the Board of Directors amended the 1999 Stock Plan to (i) require that the per share exercise price of Options issued pursuant to the 1999 Stock Plan be not less than the fair market value per share of Common Stock on the date of such grant and (ii) eliminate the ability to grant Restricted Stock Awards (as defined in the 1999 Stock Plan) pursuant to the 1999 Stock Plan after January 21, 2002.

Other than as set forth below, the Compensation Committee of the Board of Directors administers the 1999 Stock Plan. Subject to the provisions of the 1999 Stock Plan, the Compensation Committee has the authority to select the persons to whom Stock Rights are granted and determine the terms of each Stock Right. The Board of Directors has also created an Option Committee, consisting of one member, Mark F. O’Connell. The Board of Directors periodically grants authority to the Option Committee for a limited period of time to grant Options under the 1999 Stock Plan to employees below the level of executive officer, subject to limits on the number of options that may be granted to any one individual and in total, and on the pricing of options.

Stock Rights may be granted under the 1999 Stock Plan at any time prior to January 20, 2010, except that Restricted Stock Awards may no longer be granted under the 1999 Stock Plan.

The 1999 Stock Plan currently authorizes the issuance of up to 6,000,000 shares of Common Stock, but no participant may be granted Stock Rights to acquire, in the aggregate, more than 1,500,000 shares of stock in any one fiscal year. If the proposal to approve the 1999 Stock Plan Amendment is approved and adopted, 8,000,000 shares of Common Stock would be authorized to be issued under the 1999 Stock Plan. Any shares of Common Stock that are subject to a Stock Right that expires, terminates or is surrendered or forfeited may again be available for grant under the 1999 Stock Plan.

Options granted under the 1999 Stock Plan generally vest quarterly over four years. The Compensation Committee or Option Committee may, however, specify a different vesting schedule for any particular grant, as they did with respect to new replacement options issued under the offer to exchange and with respect to recent grants to executive officers. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The 1999 Stock Plan provides that upon an Acquisition (as defined in the 1999 Stock Plan) of the Company, the vesting of all unvested Stock Rights will accelerate by 24 months. The Compensation Committee has the right to accelerate the date of exercise of any installment of any Stock Right or to free some or all of the restrictions on any Stock Right despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if an acquisition of the Company occurs or (ii) disqualify all or part of any Option as an incentive stock option.

Stock Rights are not assignable or transferable by the grantee except by will, by the laws of descent or distribution or, in the case of a non-qualified option, pursuant to a valid domestic relations order or to certain identified persons or entities for estate planning reasons, both only with the consent of the Company’s Chief Executive Officer or Chief Financial Officer.

The Board of Directors may terminate the 1999 Stock Plan at any time, but such termination will not affect any Stock Rights then outstanding under the 1999 Stock Plan. Unless terminated by action of the Board of Directors, the 1999 Stock Plan will continue in effect until January 20, 2010, but Stock Rights granted prior to that time will continue in effect until they expire in accordance with their terms. The Board of Directors may also amend the 1999 Stock Plan as it deems advisable, subject to any applicable statutory or regulatory requirement to obtain stockholder approval when and if so requested.

Certain Federal Income Tax Considerations with Respect to the 1999 Stock Plan

With respect to incentive stock options, if the holder of an option (i) does not dispose of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee and (ii) does not dispose of such shares within two years from the date the option to acquire such shares is granted, for federal income tax purposes:

•	the optionee will not recognize any income at the time of the exercise of the option;
•	the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an item of income for purposes of the alternative minimum tax; and
•	the difference between the option price and the amount realized upon the sale of the shares by the optionee will be treated as a long-term capital gain or loss.

The Company will not be allowed a deduction for federal income tax purposes in connection with the granting of an incentive stock option or the issuance of shares thereunder.

If the holder of an incentive stock option disposes of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, or within two years from the date the option to acquire such shares was granted (each a “Disqualifying Disposition”), then for federal income tax purposes, in most cases, the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the incentive stock option over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition. The excess (if any) of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the option price and (ii) the amount of ordinary income recognized as a result of such disposition will be treated as capital gain. In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an incentive stock option, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

With respect to the grant of options that are not incentive stock options, the person receiving an option will recognize no income on receipt thereof. Upon the exercise of the option, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will receive a corresponding deduction at that time. The optionee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares acquired upon exercise of the option and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income) when the optionee sells the shares.

Persons receiving Common Stock under the 1999 Stock Plan pursuant to an award of Common Stock or a grant of an opportunity to purchase Common Stock will generally recognize ordinary income equal to the fair market value of the shares received in the case of an award, or in the case of a purchase, the fair market value of the shares, reduced by any purchase price paid. The Company generally should be entitled to a corresponding tax deduction. When such Common Stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting.

Approval and adoption of the 1999 Stock Plan Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock voting on the proposal at the Annual Meeting. The full text of the proposed 1999 Stock Plan Amendment is included as Appendix B to this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL AND ADOPTION OF AN AMENDMENT TO THE 1999 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO THE 1999 STOCK PLAN BY 2,000,000 SHARES TO 8,000,000 SHARES OF COMMON STOCK IN THE AGGREGATE.

PROPOSAL TO APPROVE

AMENDMENT TO 2000 EMPLOYEE STOCK PURCHASE PLAN

The 2000 ESPP was adopted by the Company’s Board of Directors on December 9, 1999 and approved by the stockholders on January 20, 2000. On September 29, 2003, the Board of Directors approved an amendment to the 2000 ESPP (the “2000 ESPP Amendment”), subject to stockholder approval and adoption, to increase the number of shares of Common Stock that may be issued pursuant to the 2000 ESPP by 650,000 shares to 2,000,000 shares of Common Stock in the aggregate, which 2000 ESPP Amendment is attached to this proxy statement as Appendix C. Stockholder approval of the 2000 ESPP Amendment is required by the terms of the 2000 ESPP.

As of September 9, 2003, there were 221,294 shares available for grant under the 2000 ESPP. If the stockholders approve and adopt the 2000 ESPP Amendment, approximately 871,294 shares will be available for future grants under the 2000 ESPP.

The Board of Directors believes that in order to attract and retain qualified employees, it is necessary to continue to grant options to such employees pursuant to the 2000 ESPP. The Board of Directors believes that the current remaining shares available for future grant under the 2000 ESPP are insufficient for this purpose.

The material features of the 2000 ESPP are outlined below.

The Company intends the 2000 ESPP to provide incentives to all eligible employees to remain in the employ of the Company by providing them with opportunities to participate in the ownership of the Company and share in the growth of the Company.

The Compensation Committee of the Board of Directors administers the 2000 ESPP.

The 2000 ESPP currently authorizes the issuance of up to 1,350,000 shares of Common Stock. If the proposal to approve the 2000 ESPP Amendment is approved and adopted, 2,000,000 shares of Common Stock would be authorized to be issued under the 2000 ESPP. Any option granted under the 2000 ESPP that expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part may again be available for grant under the 2000 ESPP.

Employees who are customarily employed for more than 20 hours per week and for more than five months per year are eligible to participate in the 2000 ESPP. Outside directors and employees who would own 5% or more of the total combined voting power or value of the Company’s stock immediately after the grant may not participate in the 2000 ESPP.

On the first day of a designated payroll deduction or payment period, the Company grants to each eligible employee who has elected to participate in the 2000 ESPP an option to purchase shares of the Company’s Common Stock. The employee may authorize between 1% to 10% of his or her total cash compensation to be deducted by the Company from his or her base pay during the payment period. On the last day of the payment period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions.

There are two six-month payment periods, commencing on May 1 and November 1, respectively, and ending on the following October 31 and April 30, respectively, of each year. In no case shall an employee be entitled to purchase more than 2,250 shares of common stock in any one payment period. The exercise price for the option granted in each payment period will be 85% of the lesser of the average market price of the Common Stock on the first or last business day of the payment period. An employee who is not a participant on the last day of the payment period is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions will be refunded without interest.

Options granted under the 2000 ESPP are not assignable or transferable.

An employee’s rights under the 2000 ESPP terminate upon his or her voluntary withdrawal from the 2000 ESPP at any time or upon termination of employment.

The Board of Directors may terminate the 2000 ESPP at any time, but such termination will not affect any options then outstanding under the 2000 ESPP. Unless terminated by action of the Board of Directors, the 2000 ESPP will continue in effect until December 9, 2009. The Board of Directors may also amend the 2000 ESPP as it deems advisable, subject to any applicable statutory or regulatory requirement to obtain stockholder approval when and if so requested.

Certain Federal Income Tax Considerations with Respect to the 2000 ESPP

The following discussion of United States federal income tax consequences of the issuance and exercise of options granted under the 2000 ESPP is based upon the provisions of the Code as in effect on the date of this proxy statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the United States federal income tax consequences of the 2000 ESPP or of the requirements that must be met in order to qualify for the described tax treatment. In addition, there may be international, state, and local tax consequences that are not discussed herein.

The amounts deducted from an employee’s pay under the 2000 ESPP will be included in the employee’s compensation subject to federal income tax. In general, no additional income will be recognized by the employee either at the time options are granted pursuant to the 2000 ESPP or at the time the employee purchases shares pursuant to the 2000 ESPP.

If the employee disposes of shares of Common Stock more than two years after the first business day of the payment period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the shares on the date of disposition over the amount the employee paid for the shares or (ii) approximately 15% of the fair market value of the shares on the first business day of the payment period.

If the employee disposes of shares of Common Stock within two years after the first business day of the payment period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the payment period over the amount the employee paid for the shares.

Without regard to when the employee disposes of shares of Common Stock, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee’s tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed to the employee as ordinary income). If the employee’s holding period for the shares is more than one year, such gain or loss will be long-term capital gain or loss. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

If the employee disposes of shares purchased pursuant to the 2000 ESPP more than two years after the first business day of the payment period in which the employee acquired the shares, the Company will not be entitled to any federal income tax deduction with respect to the options or the shares of Common Stock issued upon their exercise. If the employee disposes of such shares prior to the expiration of this two-year holding period, the Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the employee upon disposition of such Common Stock.

Approval and adoption of the 2000 ESPP Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock voting on the proposal at the Annual Meeting. The full text of the proposed 2000 ESPP Amendment is included as Appendix C to this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL AND ADOPTION OF AN AMENDMENT TO THE 2000 ESPP TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO THE 2000 ESPP BY 650,000 SHARES TO 2,000,000 SHARES OF COMMON STOCK IN THE AGGREGATE.

Option Information

The Company’s Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 100,000,000 shares of Common Stock. Authorized shares of Common Stock of the Company were issued and outstanding or subject to outstanding options or reserved for future grants as follows:

As of September 9, 2003, issued and outstanding shares of Common Stock	47,977,137

Equity Compensation Plan Information as of June 28, 2003

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Stock-based Compensation Plans (1):
1987 Stock Plan (2)	80,897	$0.43	—
1996 Stock Plan	4,005,455	2.17	1,484,782
1999 Stock Plan	3,436,504	11.78	2,562,268
2000 ESPP (3)	355,500	3.04	221,294

Totals.	7,878,356	$6.39	4,268,344

(1)	Each of the Company’s Equity Compensation Plans has been approved by security holders.
(2)	The Board of Directors has resolved not to grant additional options under the 1987 Stock Plan and will not grant any more options under it in the future.
(3)	The number of securities to be issued upon exercise of outstanding options, warrants and rights under the 2000 ESPP was determined by multiplying the total number of plan participants by the maximum number of shares each participant could purchase at the end of the current Payment Period (as defined in the 2000 ESPP). The weighted average exercise price of outstanding options, warrants and rights under the 2000 ESPP was determined by multiplying the opening price of the Common Stock as of May 1, 2003 (the first day of the Payment Period, as defined in the 2000 ESPP) by 85%.

The outstanding options under all of the above stock-based compensation plans, as of June 28, 2003 were held as follows:

Shares Subject To Outstanding Options
All executive officers as a group	3,712,423
All current Directors (who are not executive officers) as a group	262,500
All employees (who are not executive officers) as a group	3,903,433

Total	7,878,356

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, independent certified public accountants, to serve as auditors for the fiscal year ending July 3, 2004. Ernst & Young LLP has served as the Company’s auditors and outside accountants since June 19, 2002. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

On June 19, 2002, the Company dismissed its independent auditors, Arthur Andersen LLP, and engaged Ernst & Young LLP to serve as its independent auditors for the fiscal year ending June 29, 2002. This decision to dismiss Arthur Andersen LLP and to engage Ernst & Young LLP was approved by the Audit Committee and the Board of Directors of the Company. Arthur Andersen LLP served as the Company’s independent auditors and outside accountants from August 1983 to June 19, 2002.

The reports of Arthur Andersen LLP on the Company’s financial statements for the fiscal years ended  July 1, 2000 and June 30, 2001 contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits performed by Arthur Andersen LLP for fiscal 2000 and 2001, and through the date of the dismissal of Arthur Andersen LLP, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreements in its reports. None of the reportable events described under Item 304 (a)(1)(v) of Regulation S-K occurred within fiscal 2000 or 2001, nor through the date of the dismissal of Arthur Andersen LLP.

The Company has previously provided a copy of the above disclosures to Arthur Andersen LLP.

During fiscal 2000 and 2001 and through the date of their appointment as the Company’s independent auditors, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 3, 2004.

The ratification of this selection is not required under the laws of the State of Delaware where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years.

Accounting Fees

The Audit Committee of the Board of Directors has considered whether the independent auditors’ provision of non-audit services to the Company and the fees charged for them, as set out below, are compatible with the auditors’ independence and believes such services are compatible with maintaining the auditors’ independence.

Audit Fees

During fiscal 2003, the aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2003 and the review of those financial statements included in its quarterly reports on Form 10-Q for fiscal 2003 totaled $351,066; the estimated fees remaining to be billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2003 are approximately $186,000. During fiscal 2003, the aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2002 and the review of those financial statements included in its quarterly reports on Form 10-Q for fiscal 2002 totaled $305,000.

Financial Information Systems Design and Implementation Fees

No financial information systems design and implementation fees were billed to the Company by Ernst & Young LLP during fiscal 2003.

All Other Fees

The aggregate fees billed to the Company by Ernst & Young LLP in fiscal 2003 for non-audit services totaled $209,294, which included $88,064 for the preparation of the Company’s 2002 tax returns. The total estimated fees remaining to be billed to the Company by Ernst & Young LLP for the Company’s 2003 tax returns are $67,000.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the annual meeting of stockholders to be held in 2004 must be received at the Company’s principal executive offices not later than June 9, 2004. Also, the Company’s By-Laws establish an advance notice procedure regarding stockholder proposals not intended for inclusion in such proxy statement. In general, such proposals must be received at the Company’s principal executive offices not later than June 9, 2004 and not earlier than May 10, 2004. If a stockholder who wishes to present a proposal fails to notify the Company by June 9, 2004, the stockholder will not be entitled to present the proposal at the annual meeting of stockholders to be held in 2004. However, notwithstanding the requirements of the Corporation’s By-Laws, if the proposal is brought before the stockholders at such meeting, then under the Commission’s rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with the Commission’s rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that all notices of proposals by stockholders should be sent Certified Mail — Return Receipt Requested to the attention of Maurice L. Castonguay, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if it retains such a proxy solicitation firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended June 28, 2003 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended June 28, 2003.

Appendix A

MATRIXONE, INC.

AUDIT COMMITTEE CHARTER

A.    PURPOSE AND SCOPE

The primary function of the Audit Committee (the “Committee”) is to (a) assist the Board of Directors (the “Board”) in fulfilling its responsibilities by reviewing: (i) the financial reports and other financial information provided by MatrixOne, Inc. (the “Company”) to the Securities and Exchange Commission (the “SEC”), other Regulatory Bodies (as defined below), the Company’s stockholders or to the general public and (ii) the Company’s systems of internal, financial, accounting and legal controls, (b) oversee the engagement of, and work performed by, any independent public accountants, and (c) recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations.

B.    COMPOSITION

The Committee shall be comprised of a minimum of three members of the Board, each of whom shall meet any independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a “Regulatory Body”), as in effect from time to time, and each member of the Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Further, no later than the earliest time required by any Regulatory Body, at least one member of the Committee shall qualify as a “financial expert” (as such term will be defined by SEC rulemaking).

To the extent permitted by the Regulatory Bodies, the Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Company or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Company and its stockholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified or until their earlier death, resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet as necessary, but at least once each year, to enable it to fulfill its responsibilities and duties as set forth herein. The Committee shall report its actions to the Board and keep written minutes of its meetings which shall be recorded and filed with the books and records of the Company.

C.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall perform such functions as shall be assigned to it by resolution of the Board and shall:

Document Review

1.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate). The Committee shall also direct management to include the full text of the Audit Committee Charter in the Company’s proxy statement not less than once every four years.

2.	Review with representatives of management and representatives of the Company’s independent accounting firm the Company’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board whether such audited financial statements should be included in the Company’s Annual Report on Form 10-K. The Committee shall also review the Company’s quarterly SEC filings on Form 10-Q and such other financial reports and filings as may be required by any other Regulatory Body.

3.	Take steps designed to insure that the independent accounting firm reviews the Company’s interim financial statements prior to their inclusion in the Company’s quarterly reports on Form 10-Q and such other financial reports and filings as may be required by any other Regulatory Body.

Independent Accounting Firm

4.	The Committee shall be directly responsible for the selection, compensation and oversight of any independent accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or related work. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for stockholder approval in any proxy statement).

5.	Resolve any disagreements between management and the independent accounting firm as to financial reporting matters.

6.	Instruct the independent accounting firm that it should report directly to the Committee on matters pertaining to the work performed during its engagement and on matters required by the rules and regulations of any applicable Regulatory Body.

7.	On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Company consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

8.	On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

9.	Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit and consider whether or not to approve the auditing services proposed to be provided.

10.	Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board and the Committee.

11.	Consider in advance whether or not to approve any non-audit services to be performed by the independent accounting firm which are required to be approved by the Committee pursuant to the rules and regulations of any applicable Regulatory Body.

Financial Reporting Processes

12.	In consultation with the independent accounting firm and management, review annually the adequacy of the Company’s internal financial and accounting controls.

13.	Require the Company’s chief executive officer and chief financial officer to submit prior to the filing of the Annual Report on Form 10-K or a Form 10-Q, a report dated no earlier than 10 days prior to the date of filing of the Form 10-K or Form 10-Q to the Committee which evaluates the design and operation of the Company’s internal financial and accounting controls, and which discloses (a) any significant deficiencies discovered in the design and operation of the internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Committee shall direct the actions to be taken and/or make recommendations to the Board of actions to be taken, to the extent such report indicates the finding of any significant deficiencies in internal controls or fraud.

14.	Regularly review the Company’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Company’s internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management’s accounting policies.

Compliance

15.	To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel, independent accounting consultants and/or other experts, in each case at the Company’s expense, to review any matter under its responsibility.

16.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

17.	Investigate any allegations that any officer or director of the Company, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board appropriate disciplinary action.

Reporting

18.	Prepare, in accordance with the rules of any Regulatory Body, a written report of the Committee to be included in the Company’s annual proxy statement for each annual meeting of stockholders.

19.	Instruct the Company’s management to disclose in its Annual Report on Form 10-K and its Form 10-Q’s the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Appendix B

AMENDMENT NO. 1

MATRIXONE, INC. AMENDED AND RESTATED 1999 STOCK PLAN

The MatrixOne, Inc. Amended and Restated 1999 Stock Plan (the “1999 Stock Plan”) is hereby amended as follows:

1.	Section 3(a) of the 1999 Stock Plan is amended and restated in its entirety as follows:

“Number of Shares.    Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 8,000,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 8,000,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

2.	Except as modified hereby, the 1999 Stock Plan shall remain in full force and effect.

3.	This amendment, and all previous amendments to the 1999 Stock Plan, may be memorialized as a separate amendment to the 1999 Stock Plan, or included in an amended and restated 1999 Stock Plan.

B-1

Appendix C

AMENDMENT NO. 1

MATRIXONE, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

The MatrixOne, Inc. 2000 Employee Stock Purchase Plan (the “2000 ESPP”) is hereby amended as follows:

1.	Article 4 of the 2000 ESPP is amended and restated in its entirety as follows:

“The stock subject to the options under the Plan shall be shares of the Company’s authorized but unissued common stock, par value $.01 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 2,000,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.”

2.	Except as modified hereby, the 2000 ESPP shall remain in full force and effect.

3.	This amendment, and all previous amendments to the 2000 ESPP, may be memorialized as a separate amendment to the 2000 ESPP, or included in an amended and restated 2000 ESPP.

C-1

DETACH HERE

MATRIXONE, INC.

Proxy for Annual Meeting of Stockholders

November 7, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF MATRIXONE, INC.

The undersigned, revoking all prior proxies, hereby appoints Maurice L. Castonguay and Debbie Dean, and each of them alone, proxies, with full power of substitution, to vote all shares of common stock, par value $.01 per share, of MatrixOne, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on Friday, November 7, 2003, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, Conference Center, 20th Floor, High Street Tower, 125 High Street, Boston, MA 02110, and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated October 3, 2003, a copy of which has been received by the undersigned, AND IN THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Attendance by the undersigned at the meeting or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the meeting the intention of the undersigned to vote said shares in person.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

SEE REVERSE SIDE                       CONTINUED AND TO BE SIGNED ON REVERSE SIDE                     SEE REVERSE SIDE

MATRIXONE, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet	Vote-by-Telephone

Log on to the Internet and go to http://www.eproxyvote.com/mone	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

[X]	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

1.	To elect two members to the Board of Directors as Class I Directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

NOMINEES:    (01) W. Patrick Decker and (02) James F. Morgan.

FOR ALL NOMINEES    [_]                        [_]    WITHHELD FROM ALL NOMINEES

[_]

For all nominees except as noted above

2.	To approve and adopt an amendment to the Company’s Amended and Restated 1999 Stock Plan to increase the number of shares of Common Stock that may be issued pursuant to the Amended and Restated 1999 Stock Plan by 2,000,000 shares to 8,000,000 shares of Common Stock in the aggregate.

FOR [_]            AGAINST [_]                ABSTAIN [_]

3.	To approve and adopt an amendment to the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be issued pursuant to the 2000 Employee Stock Purchase Plan by 650,000 shares to 2,000,000 shares of Common Stock in the aggregate.

FOR [_]            AGAINST [_]                ABSTAIN [_]

4.	To ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending July 3, 2004.

FOR [_]            AGAINST [_]                ABSTAIN [_]

In their discretion, to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Signature of Stockholder	Signature of Stockholder

Print Name of Stockholder	Print Name of Stockholder

Date	Date

NOTE: Please sign exactly as name appears on your certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [_]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [_]